STOCK PURCHASE AGREEMENT, dated as of June 20, 2013 (this "Agreement"), by and among More Superannuation Fund, a ~~company~~ ~~incorporated~~ in ~~the~~ ~~Territory~~ of ~~Anguilla~~ (the "Buyer"), David Loren Corporation, a Nevada corporation (the "Company"), and Beachwood Capital, LLC (the "Seller").

WITNESSETH:

WHEREAS, Buyer desires to purchase (the "Purchase"), in the aggregate, 67,163,048 shares of common stock, $.001 par value per share of the Company (the "Common Stock") and 3,000,000 shares of Series A Preferred Stock (the "Preferred Stock"; and together with the Common Stock, the "Shares") from the Seller, for an aggregate purchase price of $100,000 and the Seller desires to sell the Shares to the Buyer, all on the terms and conditions contained herein;

NOW, THEREFORE, in consideration of the promises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1. **SALE OF SHARES**

1.1 **Share Purchase**. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 below) to be held pursuant to Section 2 below, the Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase and acquire from the Seller, good and marketable title to the Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character, except that the Shares are "restricted securities" as defined in the Securities Act of 1933, as amended (the "Securities Act"). The purchase price for the Shares shall be $100,000 (the "Purchase Price").

1.2 **Capital Structure**. Immediately following the Closing there shall be 126,722,732 shares issued and outstanding on a fully diluted basis. There are no outstanding convertible securities for shares of the Company other than the Preferred Stock and the three convertible promissory notes being assigned at Closing.

2. **THE CLOSING**

2.1 **Place and Time**. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of David Lubin & Associates, PLLC, 10 Union Avenue, Suite 5, Lynbrook, N.Y. 11563 on such date (the "Closing Date") and time as the parties shall so agree. The Closing may occur remotely on the Closing Date. Except as agreed to by the parties, the Closing shall occur within two days of the satisfaction of the closing conditions set forth in this Agreement.

2.2 **Deliveries by the Seller**. At the Closing, the Seller shall deliver to Buyer certificate(s) representing the Shares, duly registered in the name of the Buyer, signature medallion guaranteed, and all other documents, instruments and writings required (or reasonably requested by the Buyer and/or its counsel), by this Agreement to be delivered by the Seller at the Closing.

2.3 **Deliveries by the Company**. At the Closing, the Company shall deliver to the Buyer the following:

(a) A certificate issued by the Secretary of State of the State of Nevada as to the good standing of the Company as of the date of the Closing;

(b) A true and complete copy of the Articles of Incorporation of the Company as in effect as of the date of the Closing, certified by the Secretary of State of Nevada;

(c) A true and correct copy of the By-Laws of the Company as in effect as of the date of the Closing, certified by the Secretary of the Company;

(d) Notarized Board Resolutions authorizing all transactions contemplated by this Agreement, including, without limitation a notarized board resolution with respect to the appointment of the officers and directors provided for in Section 7.7 below;

(e) Copies of all tax returns filed by the Company;

(f) The Company's original minute books containing the resolutions and actions by written consent of the directors and stockholders of the Company and the Company's other original books and records, including the Company's financial and accounting records (including the Company's general ledger), all banking records and federal and state tax and other regulatory filings and filing codes in whatever media they exist, including paper and electronic media;

(g) Duly executed and notarized resignations of all of the Company's officers and directors;

(h) A list certified by the transfer agent for the Company indicating each shareholder of the Company as of the date of the Closing;

(i) Evidence that the Company is current with its reporting obligations and that the stop sign has been removed;

(j) A legal opinion from counsel to the Company opining that the Company and the Seller are in good standing, have no agreements or violations and that the shares of the Company are duly authorized, fully paid and non-assessable and free and clear of any pledges, encumbrances, charges, security interests, claims or rights of another and any other restrictions of transferability and marketability, other than restrictions pursuant to the Securities Act;

(k) Evidence that the Seller is in good standing in its state of formation and member/manager resolutions from the Seller authorizing the sale of the Shares as contemplated herein; and

(l) Acknowledgement by the Company of the assignment of the three convertible promissory notes;

(m) Evidence satisfactory to Buyer that there are no debts, liabilities or obligations of the Company other than the notes being assigned to Buyer; and.

(n) All other documents, instruments and writings required by this Agreement to be delivered by the Company at the Closing, all of the Company's original books of account and record, and any other documents or records relating to the Company requested by Buyer in connection with this Agreement.

2.4 **Deliveries by Buyer**. At the Closing, the Buyer shall deliver the Purchase Price, minus the Fee (as defined in Section 2.5 below), to the Seller and the Company, payable by wire transfer to the account designed prior to Closing by Seller.

2.5 **Filings with OTC Pinks.** Within two business days from the date hereof, the Company and the Seller shall file all disclosure statements and financial information with OTC Pinks. Buyer agrees to pay OTC Pinks the fee of $4,700.00 (the "Fee") on behalf of the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

The Seller and the Company, jointly and severally, represent, warrant and covenant to and with Buyer, both as of the date of this Agreement and as of the date of Closing, as an inducement to Buyer to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

3.1 **Authorization of Agreement**. The Company and the Seller are fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform their respective covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by the Seller and the Company (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of the Seller and the Company, in each case enforceable against each of them in accordance with its terms.

3.2 **Ownership of the Shares**. The Seller is the record and beneficial owner of the Shares. The Seller holds the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another and has the absolute right to sell and transfer the Shares to the Buyer as provided in this Agreement without the consent of any other person or entity. Upon transfer of the Shares to Buyer hereunder, Buyer will acquire good and marketable title to the Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another.

3.3 **No Breach**. Neither the execution and delivery of this Agreement nor compliance by the Company and/or the Seller with any of the provisions hereof nor the consummation of the transactions and actions contemplated hereby will:

(a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of the Company or the certificate of formation or operating agreement

(or similar documents) of the Seller;

(b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which the Seller and/or the Company is a party or by which any of them or any of their respective properties or assets may be bound;

(c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Seller and/or the Company pursuant to the terms of any such agreement or instrument;

(d) violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi governmental agency against, or binding upon the Seller and/or the Company or upon any of their respective properties or assets; or

(e) violate any law or regulation of any jurisdiction relating to the Seller and/or the Company or any of their respective assets or properties.

3.4 **Obligations; Authorizations**. Neither the Company nor the Seller are (i) in violation of any judgment, order, injunction, award or decree which is binding on any of them or any of their assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him or it, or to his or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would adversely affect the consummation of the transaction contemplated hereby.

3.5 **Consents**. No consents of any third parties, including, but not limited to, its members, governmental or other regulatory agencies, federal, state or municipal, are required to be received by or on the part of the Company and the Seller for the execution and delivery of this Agreement and the performance of their respective obligations hereunder.

3.6 **Organization.** The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted. The Company is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified. The Company is not and has never been a "shell company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

3.7 **Capitalization**. The total authorized and issued capital stock of the Company as of the date of this Agreement is 500,000,000 Common shares authorized and 126,722,732 outstanding shares of Common Stock and 50,000,000 Preferred shares authorized, with 10,000,000 shares of Series A Preferred stock designated and 3,000,000 shares issued, of which only the Preferred Stock is issued and outstanding. All of the issued and outstanding

shares of Common Stock and Preferred Stock are duly authorized and validly issued and outstanding, fully paid and non-assessable. There are, and at the Closing there will be, no outstanding subscriptions, options, rights, warrants, convertible securities, preemptive rights or other agreements, or understandings with respect to the voting, sale, transfer, rights of first refusal, rights of first offer, proxy or registration or calls, demands or commitments of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Company, whether directly or upon the exercise or conversion of other securities. There are, and at the Closing there will be, no outstanding contractual obligations of the Company or any other party to repurchase, redeem, register or otherwise acquire any shares of capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person or entity. The Company does not and has never maintained any stock, partnership, joint venture or any other security or ownership interest in any other person or entity. The Common Stock constitutes approximately 61.99% of the issued and outstanding capital stock of the Company, and, at the Closing, the Buyer will own approximately 61.99% of the issued and outstanding capital stock of the Company on a fully diluted bases, free and clear of any encumbrance.

3.8 **Liabilities Etc**.

(a) The Company has filed all federal, state and local tax returns which are required to be filed by it, through and including the date hereof and as of the Closing date, including, but not limited to, its federal income tax returns and all taxes shown to be due thereon (together with any applicable penalties and interest) have been paid. The Company has not incurred any liability for taxes except in the ordinary course of business. The Company has paid or provided adequate reserves for all taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which the Company is obligated to withhold from amounts owing to any employee, creditor or other third party as at or with respect to any period prior to the date of this Agreement. The federal income tax returns of the Company have never been audited by the Internal Revenue Service. The Company has not waived any statute of limitations in respect of taxes, nor agreed to any extension of time with respect to a tax assessment or deficiency.

(b) On the date hereof and as of the Closing Date, there are no liabilities, debts or obligations of the Company, whether accrued, absolute, contingent or otherwise (the "Liabilities")

3.9 **Actions and Proceedings**. Neither the Seller nor the Company is a subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or the Seller's right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby). There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of the Company pending or, to the best knowledge of the Company and the Seller, threatened against or affecting the Company.

3.10 **Compliance with Laws**. The Company has complied in all respects with

all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions.

3.11 **Stockholders**. Attached hereto as Exhibit 3.11 is a current stockholder list as provided by the Company's transfer agent.

3.12 **Subsidiaries**. Other than Javathyme, Inc., a Florida corporation, there are no corporations, partnerships or other business entities controlled by the Company. As used herein, "controlled by" means (i) the ownership of not less than fifty (50%) percent of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. The Company has not made any investments in, nor does it own, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity. All the representations contained in this Agreement shall apply to Javathyme, Inc.

3.13 **Litigation, Compliance with Law.** There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to the Company or the Seller or to any of its respective properties, assets or businesses pending or threatened, or any order, injunction, award or decree outstanding against the Company or the Seller against or relating to any of its properties, assets or businesses. Neither the Company nor the Seller is in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business.

3.14 **Agreements and Obligations; Performance**. The Company is not a party to, or bound by any: (i) contract, arrangements, commitment or understanding; (ii) contractual obligation or contractual liability of any kind to any person; (iii) contract, arrangement, commitment or understanding with its customers or any officer, employee, stockholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vi) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability: (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xi) contract which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xii) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographic area; (xiii) contract or opinion relating to the acquisition or sale of any business; (xiv) voting trust agreement or similar stockholders' agreement; and/or (xiv) other contract, agreement, commitment or understanding which materially affects any of its

properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business.

3.15 **Permits and Licenses**. The Company is in compliance in all respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

3.16 **Employee Benefit Plans**. The Company does not maintain and is not required to make contributions to any "pension" and "welfare" benefit plans (within the respective meanings of Sections 4(2) and 4(1) of the Employee Retirement Income Security Act of 1974, as amended). The Company does not have any employees or agents and does not owe any person any salary or compensation of any nature.

3.17 **Disclosure.** Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Buyer by the Seller and/or the Company in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to the Company and the Seller, both as of the date of this Agreement and as of the date of the Closing, as follows:

4.1 **Authorization of Agreement**. The Buyer is fully able, authorized and empowered to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to perform his, her or its obligations contemplated hereby and thereby. This Agreement, and any such other agreement or instrument, upon execution and delivery by Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of the Buyer, in each case enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Buyer under or by virtue of this Agreement or such other agreement or instrument.

4.2 **No Buyer Defaults**. Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Buyer is a party or by which the Buyer or any of their property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Buyer or upon the property of the Buyer, or (iii) constitute a violation by the Buyer of any applicable law or regulation of any jurisdiction as such law or regulation relates to Buyer or to the property of the Buyer.

4.3 **No Litigation, Etc.** There is no material suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Buyer's best knowledge, threatened against, materially affecting or which will materially affect, the property of the Buyer.

4.4 **Investment Intent**. The Buyer is acquiring the Shares for its own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.

4.5 **Disclosure of Information.** The Buyer has had an opportunity to discuss the business, management, financial affairs and the terms and conditions of the offering of the Shares with Seller and to perform the appropriate due diligence on the Company.

4.6 **Restricted Stock.** The Buyer understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer's representations as expressed herein. The Buyer understands that the Shares constitute "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

4.7 **Legend.** The Buyer understands that all certificates representing securities of the Company received by it pursuant to this Agreement shall bear the following legend, or one substantially similar thereto:

> "The securities represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for those shares under the Securities Act of 1933, as amended, or an opinion satisfactory to the Company's counsel that registration is not required under said Act."

5. PRE-CLOSING COVENANTS AND AGREEMENTS OF THE PARTIES

The Seller, the Company and the Buyer (as to covenants they expressly are providing below in this Section 5 hereby) covenant and agree that, from the date hereof and until the Closing:

5.1 **Access.** The Company (and its subsidiaries) shall afford to the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access, during regular business hours and upon reasonable notice, to the Company's books, records, personnel and properties (including, without limitation, the work papers prepared by its auditors) so that the Buyer may have full opportunity to make such review, examination and investigation as it may desire of the Company's business and affairs. The Company will cause its employees,

accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the Buyer of all material facts affecting the Company's financial conditions and business operations.

5.2 **Conduct of Business.** The Company shall conduct its business only in the ordinary and usual course and make no material change thereto.

5.3 **Liabilities**. Neither party shall incur any obligation or liability, absolute and contingent, except as in the ordinary course of its business.

5.4 **No Breach.** Each of the parties hereto will (i) use its best efforts to assure that all of its respective representations and warrants contained herein are true in all material respects at and as of the date hereof, and as of the Closing no breach shall occur with respect to any of the parties' covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents a breach or default.

5.5 **Public Announcements**. No party hereunder shall, without the express prior written consent of the Buyer make any announcement or otherwise disclose any information regarding this Agreement and/or the transactions contemplated hereby other than as required by law or otherwise deemed advisable in counsel's opinion to ensure compliance with public disclosure requirements under the securities laws.

5.6 **Brokers.** Each of the Company and the Seller on the one hand, and the Buyer on the other hand represent and warrant to the other that neither has employed any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby.

5.7 **Expenses.** Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

5.8 **Further Assurances.** Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

5.9 **No Shop.** In consideration of the execution and delivery of this Agreement, neither the Seller nor the Company shall not, nor will they permit any of its respective affiliates, officers, directors, members, managers, employees, stockholders, agents, representatives (including, without limitation, brokers and financial advisors) or any other person acting on their behalf, to, directly or indirectly, solicit, negotiate and/or accept any offer to acquire any of the Company's securities or all or substantially all of its assets until the earlier of the Closing or the termination of this Agreement in accordance with the terms hereof.

6. NATURE AND SURVIVAL OF REPRESENTATIONS AND

WARRANTIES

6.1 Nature of Statements. All statements contained in any Exhibit, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement, shall be deemed representations and warranties by such party.

6.2 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the Closing and continue in effect through the first anniversary of the Closing.

7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER

The obligations of the Buyer to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law).

7.1 Representations and Warranties. All representations and warranties of the Company and the Seller contained in this Agreement and in any written statement, Exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

7.2 Covenants. The Company and the Seller shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with or by them prior to or at the Closing Date.

7.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Seller or the Company, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby or which might materially and adversely affect the rights of the Buyer to consummate the transactions contemplated hereby.

7.4 Approvals. The Seller and the Company shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations. All such approvals are indicated on Exhibit 7.4.

7.5 Due Diligence. The Buyer shall have completed to its sole satisfaction its due diligence of the Company, the Seller and all other items it deems necessary and/or advisable, and shall be satisfied with the results thereof.

7.6 Closing Documents. The Buyer shall receive all of the documents (executed where applicable) set forth in Section 2.2 and Section 2.3 of this Agreement, which documents shall be in form and substance reasonably satisfactory to Buyer and its legal counsel.

7.7 **Resignation of Officers and Directors.** Effective on the Closing Date, all officers and directors of the Company shall have resigned as officers and directors of the Company and they shall have appointed the nominees of the Buyer as the President, Chief Executive Officer and a director of the Company.

8. CONDITIONS PRECEDENT TO THE OBLIGATION TO THE COMPANY AND THE SELLER TO CLOSE

The obligations of the Company and the Seller to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law).

8.1 **Representations and Warranties.** All representations and warranties of the Buyer contained in this Agreement and in any written statement, Exhibit or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

8.2 **Covenants.** The Buyer shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with by it prior to or at the Closing.

8.3 **No Actions.** No action, suit, proceeding or investigation shall have been instituted against the Buyer, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the rights of the Seller and the Company to consummate the transactions contemplated hereby.

8.4 **Approvals.** The Buyer shall have obtained all required consents and approvals to this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

8.5 **Closing Documents.** The Seller and/or the Company shall receive all of the documents set forth in Section 2.4 of this Agreement, which documents shall be in form and substance reasonably satisfactory to such parties and their legal counsel.

9. INDEMNIFICATION BY THE COMPANY AND THE SELLER

9.1 **Claims Against the Company and the Seller.**

(a) The Company and the Seller, jointly and severally, shall indemnify and hold the Buyer harmless from and against any loss, damage or expense (including attorneys' fees) caused by or arising out of any claim made against the Company:

(i) for any broker's or finder's fee or any similar fee, charge or commission incurred by the Company and/or the Seller prior to or in connection with this Agreement or the transaction contemplated hereby;

(ii) for any foreign, Federal, state or local tax of any kind arising out of or by reason of the existence or operations of the Company and/or the Seller prior to the Closing, including, without limitation, any payroll taxes owed by the Company on account of compensation paid to any employee of the Company prior to such date;

(iii) in respect of any salary, bonus, wages or other compensation of any kind owed by the Company to its employees or agents for services rendered on or prior to the Closing;

(iv) for any damages to the environment caused by or arising out of any pollution resulting from or otherwise attributable to the operation of the business of the Company prior to the Closing;

(v) in respect of any payable of the Company incurred prior to the Closing;

(vi) in respect of any liability or indebtedness for borrowed money or otherwise incurred on or before the Closing, including, without limitation, with respect to the execution and performance of this Agreement; and

(vii) for expenses required to be borne by the Company and/or the Seller under the provisions of this Agreement.

(b) **Other Matters.** The Company and the Seller, jointly and severally, shall also indemnify and hold the Buyer harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Company and the Seller of any covenant or agreement of the Company and the Seller contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Company and the Seller herein or in any Exhibit, certificate or other instrument delivered by or on behalf of the Company and the Seller pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including legal fees) incident to any of the foregoing.

10. INDEMNIFICATION BY BUYER

The Buyer shall indemnify and hold harmless the Seller from and against all loss, damage or expense (including reasonable fees) caused by or arising out of (i) any breach or default in the performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Buyer herein or in any certificate or other instrument delivered by or on behalf of the Buyer pursuant hereto and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including legal fees) incident to the foregoing.

11. NOTICE AND OPPORTUNITY TO DEFEND

Promptly after the receipt by a party of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance") which could give rise to a right to indemnification under this Agreement, such party (the "Indemnified

Party") shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the "Indemnifying Party"). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Circumstance or was not prejudiced by the failure to give notice of the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld. An Indemnifying Party shall not be liable for any costs of settlement incurred without the written consent of the Indemnifying Party. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, provided such costs and expenses have been previously approved by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

12. MISCELLANEOUS

12.1 **<u>Successors and Assigns.</u>** This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder.

12.2 **<u>Notices.</u>** All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, facsimile transmission or prepaid cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile transmission, cable or telegram shall be deemed to have been given on the date sent) as follows:

If to the Seller, as follows:

Beachwood Capital, LLC.

David Cohen, Managing Member712 US Highway One, Suite 301-35

North Palm Beach, FL 33408

Fax: 561-658-3238

with a copy to:

Matthew McMurdo, Esq.
140 West 57th Street, Suite 6D

New York, NY 10019

Fax: 866-606-8914

If to the Buyer, as follows:

More Superannuation Fund
7 Sarah Crescent
Templestowe Vic Australia 3106

with a copy to:

David Lubin, Esq.
David Lubin & Associates, PLLC
10 Union Avenue, Suite 5
Lynbrook, NY 11563
Fax: 516-887-8250

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 12.2 by either of the parties hereto to the other party hereto.

12.3 **Waiver; Remedies.** No delay on the part of any of the Seller, the Company or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Seller, the Company or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

12.4 **Entire Agreement.** This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto.

12.5 **Amendment.** This Agreement may be modified or amended only by written agreement of the parties hereto.

12.6 **Counterparts.** This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

12.7 **Governing Law.** This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in a federal or state court located in the

City of New York. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in the City of New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

12.8 **Captions.** All Section titles or captions contained in this Agreement, in any Exhibit referred to herein or in any Exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

12.9 **Counterparts**. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.10 **Severability.** If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transaction contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12.11 **Interpretation.** The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

12.12 **Legal Counsel.** Each of the parties hereto represent and warrant that they have read and understood the terms of this Agreement and have had adequate opportunity to consult with legal counsel and other professional advisors, or have chosen not to do so, regarding the subject matter herein.

12.13 **Confidential Information.** Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such

other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof, provided, however, that each party's obligations under this Section 12.13 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

13. TERMINATION AND WAIVER

13.1 **Termination.** Notwithstanding anything herein or elsewhere to the contrary; this Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing as follows:

(a) By mutual written consent of the Buyer, Company and the Seller; or

(b) By the Company, the Seller or the Buyer on July 5, 2013, if the Closing does not occur prior to such date (unless extended by the parties or unless the failure to close is the result of the actions of the Company or the Seller, in which case, Buyer shall have the option of terminating this Agreement on such date).

13.2 **Waiver**. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

Remainder of page intentionally left blank; Signature Page to follow

IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered on the day and year first above written.

MORE SUPERANNUATION FUND

By: ______________________

Name: WARREN SHEPPARD

Title: TRUSTEE

BEACHWOOD CAPITAL, LLC

______________________ as managing member

Name: David Cohen

Title: Managing Member

DAVID LOREN CORPORATION

______________________ as President

Name: David Cohen

Title: President

PROMISSORY NOTE

$4,700.00 June 20, 2013

FOR VALUE RECEIVED, the undersigned, David Loren Corporation, a Nevada corporation (the "Maker"), promises to pay to More Superannuation Fund, a company incorporated in the Territory of Anguilla (the "Payee"), on or before the Payment Date (defined below) the principal sum of Four Thousand Seven Hundred ($4,700.00) Dollars (the "Principal Amount"), and all interest accrued thereon as provided herein.

The Payment Date shall be the earlier of July 21, 2013 or the consummation of the transactions contemplated by the Stock Purchase Agreement entered into by the parties as of the date hereof (the "Purchase Agreement"). It is contemplated that the Principal Amount shall be used as part of the Purchase Price (as defined in the Purchase Agreement).

Interest shall accrue on the unpaid balance of the Principal Amount at a rate of one-half percent (0.5%) per month (the "Interest Rate"). All interest payable hereunder shall be computed on the basis of actual days elapsed and shall be due and payable on the Payment Date.

Maker shall have the right to prepay all or any portion of the Principal Amount and accrued interest thereon at any time without penalty or premium.

Upon the occurrence and continuance of an Event of Default (hereafter defined) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), interest shall accrue on the unpaid balance of the Principal Amount at a rate of two percent (2%) per month (the "Default Interest Rate").

1. <u>Events of Default</u>. In case one or more of the following events (each, an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

a. Default in the payment, when due or declared due, of any principal or interest payments hereunder.

b. Maker makes a general assignment for the benefit of creditors; or, in the absence of such application, consent, acquiescence or action, a trustee, receiver or other custodian is appointed for Maker; or for a substantial part of the property of Maker; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is authorized

IN WITNESS WHEREOF, the undersigned has duly executed this Note on the date first set forth above.

DAVID LOREN CORPORATION

as president

Name: David Cohen
Title: President